UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Net 1 UEPS Technologies, Inc. (the “Company”) was held on November 14, 2018.

Proposal No. 1–Election of Directors

All director nominees were elected and the votes cast were as follows:

		Votes	Broker
Director	Votes for	withheld	non-votes
Herman G. Kotzé	33,500,234	976,442	8,754,312
Alex M.R. Smith	33,116,951	1,359,725	8,754,312
Christopher S. Seabrooke	26,267,591	8,209,085	8,754,312
Alasdair J.K. Pein	27,624,269	6,852,407	8,754,312
Paul Edwards	27,620,750	6,855,926	8,754,312
Alfred T. Mockett	27,818,457	6,658,219	8,754,312
Ekta Singh-Bushell	33,833,360	643,316	8,754,312

Proposal No. 2–Ratification of Selection of Independent Registered Public Accounting Firm

The ratification of the selection of Deloitte & Touche (South Africa) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019, was approved and the votes cast were as follows:

Votes cast
For	Against	Abstain
42,700,549	453,224	77,215

Proposal No. 3–A Non-Binding Advisory Vote to Approve Executive Compensation

The compensation of the Company’s named executive officers was approved, on an advisory, non-binding basis, and the votes cast were as follows:

Votes cast
			Broker
For	Against	Abstain	non-votes
27,211,176	7,092,714	172,786	8,754,312

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC

Date: November 14, 2018	By: /s/ Alex M.R. Smith
Name: Alex M.R. Smith
Title: Chief Financial Officer